                                                                     Exhibit 15

[LOGO OF DELOITTE]

                                                      Deloitte & Touche LLP
                                                      111S Wacker Dr
                                                      Chicago, IL 60606
                                                      USA
                                                      Tel: 312-486-1200
                                                      Fax: 312-486-1486
                                                      www.deloitte.com

February 13, 2009

Board of Directors
Allstate Life Insurance Company
Northbrook, Illinois

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited condensed consolidated interim financial information of Allstate Life Insurance Company and subsidiaries as of March 31, 2008, June 30, 2008, and September 30, 2008 and for the three-month periods ended March 31, 2008 and 2007, three-month and six-month periods ended June 30, 2008 and 2007, and three-month and nine-month periods ended September 30, 2008 and 2007, and have issued our reports thereon, dated May 12, 2008, August 7, 2008, and November 10, 2008, respectively. As indicated in such reports, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, are being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche

                                                    Member of
                                                    Deloitte Touche Tohmatsu